UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013

ProText Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Queens Street, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (516) 802-0223

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Items.

Press Release - Product Update

On July 31, 2013, the Company issued a press release providing a product update to shareholders.  The body of this press release is provided below:

Protext Mobility Develops New Smartphone Solution Designed for Distracted Driving Prevention, Utilizing ''OBD-II Dongle'' Technology

Prepares for Launch on Android and BlackBerry with second product to Combat Distracted Driving Epidemic.

Jul 31, 2013 (ACCESSWIRE via COMTEX) - Delray Beach, FL - Protext Mobility (OTCQB: TXTM), a solutions developer of innovative and trusted applications to the mobile communications market today announced it has developed, and will soon launch, a new solution aimed at combating Distracted Driving using "OBD-II Dongle" technology. The new solution will be a premium subscription based model consisting of a monthly service fee, smartphone application download and a plug-in On-Board Diagnostic (OBDII) device that will work on post 1996 model year vehicles for communicating speed via Bluetooth to the smartphone. Final pricing and launch date are expected to be released in the coming weeks. Additionally, the Company has completed work on various updates and released additional features to its suite of mobile solutions.

Steve Berman-CEO, commented "since our last shareholders update in June, much has been accomplished. As we prepare for the new product launch, we are working towards executing various distribution & reseller agreements with partners representing retail point of sale. In anticipation of these efforts, the company has completed and released various product updates as well as completed updates to all of its websites including the corporate site, consumer solutions site and enterprise solutions site.

They can be accessed fromhttp://www.protextmobility.net/ or individually at:

http://www.familymobilesolutions.com/ ,http://www.compliantwireless.com/ ,http://www.distracteddrivingapp.com/

"With the recently completed product updates, Protext' solutions now have some of the most robust features sets on the market today" added Mr.Berman. "Importantly, with the upcoming release of our newest solution, we will be providing parents/administrators two technology choices for stand-alone Distracted Driving prevention, GPS-Based or Dongle-Based, along with integrated reporting tools within a new single view web-enabled dashboard for quick and easy access to "red-Flag" notifications, reports, and a log of most mobile activity". "The mobile device will continually log and transmit reporting information to the dashboard that includes speed, location with bread-crumbing, locate a family member and/or lost device, just to name a few. "Lastly, as a parent preparing to send kids off to college in September, I am astounded by the amount of daily media coverage revolving around this distracted driving epidemic. Based on current distribution discussions, I'm encouraged by the understanding of the sense of urgency, and level of enthusiasm, to bring product to market that represents a viable solution to combat distracted driving. I'm pleased with the progress we are making and am confident we will execute on our current plans. We'd like to thank all those involved with helping to create shareholder value and we sincerely appreciate the ongoing support of our stakeholders", concluded Mr.Berman.

About Protext Mobility, Inc.

Protext Mobility develops innovative applications and trusted solutions for the mobile communications market. Our offerings include premium services for mobile devices, providing consumer and business solutions' to help manage mobile communications activities and curb device usage while driving a motor vehicle.

Email: info@protextmobility.net or Sberman.protextmobility@gmail.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1St day of August, 2013	ProText Mobility, Inc.

	By:	/s/ David M. Lewis
Executive Director